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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 14, 2003
                        (Date of earliest event reported)


                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)


         Oklahoma                     001-13643                73-1520922
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)

                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.   Other Events
-------   ------------

               ONEOK, Inc. is filing this Current Report on Form 8-K to describe various material risk factors that may affect our business, financial condition and operations.

               Unless we otherwise indicate or unless the context requires otherwise, all references in this report on Form 8-K to "we," "our," "us," or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses.


               We have included in this Form 8-K, and you will find in our filings made pursuant to the Securities Exchange Act of 1934 ("SEC Filings") forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Also, documents subsequently filed by us with the Securities and Exchange Commission may contain forward-looking statements. Forward looking statements, by their nature, relate to anticipated financial performance, estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important facts that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

               Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Form 8-K or our SEC Filings identified by words such as "anticipate," "estimate," "expect," "intend," "believe," "projection" or "goal." Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the U.S. securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

               You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, the following risk factors could cause our actual results to differ materially from those contemplated in any forward-looking statement. All such risk factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New risk factors emerge from time to time and it is not possible for our management to predict all of such factors or to assess the effect of such factors on our business. All of our SEC Filings should be considered in the light of these factors.

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                                  RISK FACTORS

Our nonregulated businesses are riskier than our traditional regulated businesses.

   Our nonregulated operations have a higher level of risk than our regulated operations, which include our traditional utility and gas transportation and storage businesses. Our operating income from our nonregulated operations has increased significantly due to acquisitions and expansion of our nonregulated businesses, and represented 65% and 63% of our total operating income for the nine months ended September 30, 2002 and 2001, respectively, and 62% and 52% of our total operating income for the years ended December 31, 2001 and 2000, respectively. We expect to continue investing in nonregulated projects, including natural gas marketing, gas production, gas processing and trading and other projects. These projects could involve risks associated with operational factors such as competition and dependence on certain suppliers and customers, and financial, economic and political factors, such as rapid and significant changes in prices of hydrocarbons and energy, the cost and availability of capital and counterparty risk, including the inability of a trading counterparty, customer or supplier to fulfill a contractual obligation.


Our regulated and nonregulated businesses are subject to market and credit risks.

   We are exposed to market and credit risks in all of our operations. To minimize the risk of market price and volume fluctuations, we enter into financial derivative instrument contracts to hedge purchase and sale commitments, fuel requirements and inventories of natural gas, natural gas liquids and electricity. However, financial derivative instrument contracts do not eliminate the risks. Specifically, such risks include commodity price changes, market supply shortages, interest rate changes and counterparty default. The impact of these variables could result in our inability to fulfill contractual obligations, significantly higher energy or fuel costs relative to corresponding sales contracts or increased interest expense.


Any reduction in our credit ratings could materially and adversely affect our business, financial condition, liquidity and results of operations.

   Our senior unsecured debt has been assigned a rating by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., which we refer to as "S&P," of "A" (stable outlook) and by Moody's Investors Service, Inc., which we refer to as "Moody's," of "Baa1" (negative watch). We will seek to maintain a solid investment grade rating through prudent capital management and financing structures. However, we cannot assure you that any of our current ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. In particular, if S&P or Moody's were to downgrade our long-term rating, particularly below investment grade, our borrowing costs would increase, which would adversely affect our financial results, and our potential pool of investors and funding sources could decrease. Further, if our short-term ratings were to fall below A-1 or P-2, the current ratings assigned by S&P and Moody's, respectively, it could significantly limit our access to the commercial paper market. Any such downgrade of our long- or short-term ratings could increase our cost of capital and reduce the availability of capital and, thus, have a material adverse effect on our business, financial condition, liquidity and results of operations. Ratings from credit agencies are not recommendations to buy, sell or hold our securities. Each rating should be evaluated independently of any other rating.

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We may not be able to successfully make additional strategic acquisitions or integrate businesses we acquire into our operations.

   Our ability to successfully make strategic acquisitions and investments will depend on: (1) the extent to which acquisitions and investment opportunities become available; (2) our success in bidding for the opportunities that do become available; (3) regulatory approval, if required, of the acquisitions on favorable terms; and (4) our access to capital and the terms upon which we obtain capital. If we are unable to make strategic investments and acquisitions we may be unable to grow. Our ability to successfully integrate acquired businesses into our operations will depend on: (1) the adequacy of our implementation plans; and (2) our ability to achieve desired operating efficiencies. If we are unable to successfully integrate new businesses into our operations, we could experience increased costs and losses on our investments.


We are subject to risks associated with recent events affecting capital markets and changes in business climate which could limit our access to capital, thereby increasing our costs and adversely affecting our results of operations.

   We have grown rapidly in the last several years as a result of acquisitions, both in regulated and nonregulated businesses. Further acquisitions may require additional external capital. The September 11, 2001 attack on the United States and the ongoing war against terrorism by the United States have resulted in greater uncertainty in the financial markets. In addition, the availability and cost of capital for our business and those of our competitors has been adversely affected by the bankruptcy of Enron Corporation and disclosures by Enron and other energy companies of their trading practices involving energy products. These events have constrained and are expected to continue to constrain the capital available to our industry and could limit our access to funding for our operations. If we are not able to access capital at competitive rates, our strategy of enhancing the earnings potential of our existing assets, including through acquisitions of complementary assets or businesses, will be adversely affected. A number of other factors could adversely affect our ability to access capital, including (1) general economic conditions; (2) capital market conditions; (3) market prices for gas and other hydrocarbons;
(4) the overall health of the energy and related industries; (5) our ability to maintain our investment-grade credit ratings; and (6) our capital structure. Much of our business is capital intensive, and achievement of our long-term growth targets is dependent, at least in part, upon our ability to access capital at rates and on terms we determine to be attractive. If our ability to access capital becomes significantly constrained, our interest costs will likely increase and our financial condition and future results of operations could be significantly harmed.


We are subject to comprehensive energy regulation by governmental agencies and the recovery of our costs is dependent on regulatory action.

   We are subject to comprehensive regulation by several federal, state and municipal utility regulatory agencies, which significantly influences our operating environment and our ability to recover our costs from utility customers. The utility regulatory authorities in Kansas, Oklahoma and Texas regulate many aspects of our utility operations, including customer service and the rates that we can charge customers. Federal, state and local agencies also have jurisdiction over many of our other activities, including regulation by the Federal Energy Regulatory Commission of our storage and interstate pipeline assets. The profitability of our regulated operations is dependent on our ability to pass costs related to providing energy and other commodities through to our customers. The current regulatory environment applicable to our regulated businesses could impair our ability to recover costs historically absorbed by our customers.

   In this regard, we recorded a $34.6 million charge against earnings in the fourth quarter of 2001 as a result of the Oklahoma Corporation Commission's issuance of an order denying our Oklahoma Natural Gas utility division the right to collect $34.6 million in gas procurement costs incurred during the 2000-2001 winter season. A joint stipulation approved by the Oklahoma Corporation Commission on May 16, 2002 allowed the recovery of $14.2 million in gas costs written off in the fourth quarter of 2001. In addition, our Kansas Gas Service utility division's rate moratorium expired in November 2002. Kansas Gas Service expects to file a rate case during the

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first quarter of 2003. As with any regulatory proceeding, the rate increase request may or may not be granted in total and subjects Kansas Gas Service to what could be a rate reduction. Moreover, if Kansas Gas Service is not granted recovery of various regulatory assets in the rate case, some of the assets may no longer meet the criteria for deferred recognition. As a result, a write-off of regulatory assets may be required, which could have an adverse impact on our financial condition and results of operations.

   We are unable to predict the impact on our operating results from the future regulatory activities of these agencies. Changes in regulations or the imposition of additional regulations could have an adverse impact on our business, financial condition and results of operations.


We are subject to the impact of recently issued accounting pronouncements, which could have a material impact on our financial condition and results of operations.

   In October 2002, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") rescinded EITF Issue No. 98-10, "Accounting for Energy Trading and Risk Management Activities." As a result, our energy-related contracts that are not accounted for pursuant to FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," will no longer be carried at fair value, but rather will be accounted for as executory contracts and accounted for on an accrual basis. As a result of the rescission of EITF 98-10, the EITF also stated that energy-trading inventories carried under storage agreements should no longer be carried at fair value, but should be carried at the lower of cost or market.

   The rescission of EITF 98-10 is effective for all existing energy trading contracts and inventory as of October 25, 2002 and will be applied to financial statements for periods beginning after December 15, 2002. In addition, the rescission of EITF 98-10 applies immediately to contracts entered into on or after October 25, 2002. Changes to our accounting for existing contracts as a result of the rescission of EITF 98-10 will be reported as a cumulative effect of a change in accounting principle on January 1, 2003. We have not yet determined the impact on our financial statements of the rescission of EITF 98-10. The impact on our financial statements as a result of this change will be non-cash. The impact of adopting the rescission of EITF 98-10 will be included in our March 31, 2003 financial statements and could have a material impact on our financial condition and results of operations.


Increased competition could have a significant adverse financial impact on us.

   Although there are no major distributors marketing natural gas sales service in our service area, marketing firms do arrange direct purchase contracts between large users in our service area and producers outside our area, taking advantage of the open-access status of the pipeline systems that we use to transport natural gas to our customers. In addition, we may face competition from natural gas distribution operations that may enter the market in the future. Our ability to compete also depends upon general market conditions, which may change. Demand for natural gas is primarily a function of customer usage rates, weather, production volumes, economic conditions, competing distribution operations, prices for competing products and price for service.

   Furthermore, retail competition and the unbundling of regulated energy and gas service could have a significant financial impact on us and our subsidiaries due to an impairment of assets, a loss of retail customers, lower profit margins or increased costs of capital. The total impact of restructuring may have a significant financial impact on our financial position, results of operations and cash flows. We cannot predict when we will be subject to changes in legislation or regulation, nor can we predict the impact of these changes on our financial position, results of operations or cash flows. Although we believe that the prices our utility operations charge for gas and the quality and reliability of their service currently place them in a position to compete effectively in the energy market, there can be no assurances that this will be true in the future.

   The impact of these variables in conjunction with regulatory constraints on the components of our capital structure could also result in our inability to access capital funding sources adequate to finance our capital expenditure and nonregulated investment plan.

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Recent events that are beyond our control have increased the level of public and regulatory scrutiny of our industry. Governmental and market reactions to these events may have negative effects on our business, financial condition and access to capital.

   As a result of the energy crisis in California during the summer of 2001, the recent volatility of natural gas prices in North America, the bankruptcy filing by Enron Corporation, recently discovered accounting irregularities at public companies in general and energy companies in particular and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility business have been under a generally increased amount of public and regulatory scrutiny and suspicion. In this regard, on January 9, 2003, we received a subpoena from the U.S. Commodity Futures Trading Commission ("CFTC") requesting information regarding electricity and natural gas trading by ONEOK and information provided by ONEOK to energy industry publications. We intend to respond to the subpoena completely and to fully cooperate with the CFTC.

   In addition, recently discovered accounting irregularities at public companies in general have caused regulators and legislators to review current accounting practices, financial disclosures and companies' relationships with their independent auditors. The capital markets and ratings agencies also have increased their level of scrutiny. We believe that we are complying with all applicable laws and accounting standards, but it is difficult or impossible to predict or control what effect these types of events may have on our business, financial condition or access to the capital markets.

   In the light of these events, Congress passed the Sarbanes-Oxley Act of 2002. It is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or our operations specifically. Any new accounting standards could affect the way we are required to record revenues, expenses, assets and liabilities. These changes in accounting standards could have a negative effect on reported earnings or increase liabilities that could, in turn, adversely affect our reported results of operations.


We do not fully hedge against price changes in commodities. This could result in increased costs, thereby resulting in lower margins and adversely affecting our results of operations.

   We enter into contracts to purchase and sell natural gas. We attempt to manage our exposure by establishing risk limits and entering into contracts to offset some of our positions (i.e., to hedge our exposure to demand, market effects of weather and other changes in commodity prices). However, we cannot always hedge the entire exposure of our operations from commodity price volatility. To the extent we do not hedge against commodity price volatility or our hedges are not effective, our results of operations and financial position may be diminished.


We are subject to environmental regulations that could be difficult and costly to comply with.

   We are subject to a number of environmental laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid wastes and hazardous substances. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Both public officials and private individuals may seek to enforce the applicable environmental laws and regulations against us. If an accidental leak or spill of hazardous materials occurs from our lines or facilities or in the process of transporting natural gas, we may have to pay a significant amount to clean up the leak or spill. The resulting costs and liabilities could negatively affect our level of cash flow. In addition, emission controls required under the Federal Clean Air Act and other similar federal and state laws could require unexpected capital expenditures at our facilities. We cannot assure you that existing environmental regulations will not be revised or that new regulations seeking to protect the environment will not be adopted or become applicable to us. Revised or additional regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from our customers, could have a material adverse effect on our business, financial condition and results of operations.

                                        6

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Westar owns a significant percentage of our stock and may have interests that differ from those of our other shareholders.

     Upon completion of the public offering of our common stock announced by us on January 13, 2003, Westar Industries, Inc., a wholly owned subsidiary of Westar Energy, Inc., will beneficially own approximately 6.5% of our outstanding common stock. In this 8-K, we refer to Westar Energy and its affiliates, including Westar Industries, collectively as "Westar" and refer to the public offering of our common stock announced by us on January 13, 2003, together with our concurrent public offering of Equity Units, also announced on January 13, 2003, as the "Public Offering." Westar also beneficially owns 19,946,448 shares of our Series A convertible preferred stock, which is convertible at Westar's option, subject to the terms of our shareholder agreement, into an additional 39,892,896 shares of our common stock. Upon completion of the Public Offering, Westar's total beneficial ownership of ONEOK stock will represent approximately 39.7% of our common stock assuming conversion of all outstanding shares of our Series A convertible preferred stock into our common stock. Our current shareholder agreement with Westar generally restricts Westar from exercising these conversion rights so long as the Public Utility Holding Company Act of 1935 is in effect and continues to restrict Westar from owning 10% or more of our outstanding common stock. However, by its terms, any shares of our Series A convertible preferred stock that are transferred by Westar will automatically convert into shares of our common stock upon such transfer.

     Our current shareholder agreement with Westar also generally restricts Westar from acquiring additional shares of ONEOK equity securities and contains a "standstill" agreement, under which Westar has agreed to refrain from taking various actions that might lead to a change in control or other significant corporate transactions involving ONEOK. Westar is, however, entitled, through open market purchases or the conversion of shares of Series A convertible preferred stock, to acquire additional equity securities so long as its beneficial ownership does not exceed ownership of 9.9% of our outstanding common stock and 45% of our common stock after giving effect to the conversion of the Series A convertible preferred stock.

     Under the current shareholder agreement, Westar has the right to dispose of, without restriction, shares of our common stock representing less than 5% of the outstanding shares of common stock provided that the transfer is not to any person or group who is, prior to giving effect to that transfer, a beneficial owner of 5% or more of our outstanding common stock. In order to dispose of 5% or more of our outstanding shares of common stock, the shareholder agreement requires that Westar notify us of its intent to dispose of those shares. We then have a period ending on the later of 90 days after the date of Westar's notice to us and 30 days after the receipt of all necessary regulatory approvals, provided that the period shall in no event exceed 180 days, to effect the purchase of all, but not less than all, of the shares specified in the notice. If we do not elect to purchase the shares specified in Westar's notice to us, Westar would have 16 months from the date of the notice to dispose of those shares.

     On May 30, 2002, Westar notified us of its intention to sell all of the shares it owns of ONEOK common and preferred stock. Under the current shareholder agreement, we had until August 28, 2002 to elect to purchase all of the Westar stake for an aggregate purchase price of approximately $971 million, based upon the trading price of our common stock at that time. On August 22, 2002, we announced that we had elected not to exercise our right to repurchase Westar's stake in ONEOK. Accordingly, under the current shareholder agreement, Westar had until September 30, 2003 to complete a sale of its ONEOK stake without regard to the provisions of the shareholder agreement that limit Westar's ability to dispose of shares representing more than 5% of our outstanding shares of common stock. On August 29, 2002, Westar announced its intention to sell the ONEOK common and preferred stock owned by Westar. Westar said that it planned to sell outright, or sell an option to purchase, all or a portion of the ONEOK stock it owns in privately negotiated transactions or sales into the public market. Westar also announced that it had retained an investment banking firm to advise it with respect to this matter. However, pursuant to our recent agreement with Westar, Westar has agreed that it will not engage in any transactions involving our securities, other than our previously announced proposed repurchase of up to $250 million of Series A convertible preferred stock from Westar, for a period beginning on January 9, 2003 and ending on the later of (1) February 28, 2003 and (2) (a) 90 days from the closing of the repurchase and exchange transactions with Westar, if the aggregate amount of Series A convertible preferred stock repurchased is less than $200,000,000, or
(b) 180 days from the closing of the repurchase and exchange transactions with Westar, if the aggregate amount of Series A convertible preferred stock repurchased is equal to or greater than $200,000,000. If we do not complete the Public Offering by February 28, 2003, then the lock-up will expire as of that date. However, if the repurchase and exchange transactions with Westar are completed, Westar will not be able to make any sales of our stock following the expiration of that lock-up period, other than in compliance with the new shareholder agreement.

     The new shareholder agreement will become effective upon completion of the repurchase and exchange transactions with Westar and the current shareholder agreement will terminate. Under the terms of the new shareholder agreement, Westar will be prohibited from acquiring any of our securities whatsoever, other than as a result of a stock split or similar transaction, and will no longer be able to make sales of shares representing 5% or more of our outstanding common stock, other than in limited circumstances, including an underwritten public offering.

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  For a more complete description of Westar's current rights with respect to stock ownership and corporate governance matters, see the information set forth under the caption "Description of Capital Stock--Preferred Stock," "--Shareholder Agreement" and "--Registration Rights Agreement" in the prospectus that forms a part of our Registration Statement on Form S-3 (File No. 333-102105), initially filed with the Securities and Exchange Commission on December 20, 2002. Our corporate governance documents and our current agreements with Westar, including the current shareholder agreement, are also filed as exhibits to that registration statement.

  For a more complete description of Westar's rights with respect to stock ownership and corporate governance matters if we complete the previously announced repurchase and exchange transactions with Westar, see the information set forth in our current report on Form 8-K dated February 9, 2003.

  The corporate governance documents and the other agreements with Westar that will become effective upon the completion of the repurchase and the exchange, including the new shareholder agreement, have been filed as exhibits to our current report on Form 8-K dated January 9, 2003. Completion of the repurchase and exchange transactions with Westar are subject to, among other things, completion of the Public Offering and Kansas Corporation Commission approval of the repurchase, the exchange and the new shareholder agreement.

  Future sales of our common stock or the perception that those sales might occur may cause our stock price to decline.

  If our shareholders, including Westar, sell substantial amounts of our common stock in the public market or the market perceives that those sales might occur, the market price of our common stock could decline. These sales might also make it more difficult for us to sell additional equity securities at a time and price that we deem appropriate. Based on outstanding shares as of November 30, 2002, upon completion of the Public Offering, we will have 72,466,787 shares of common stock outstanding. That number of shares excludes the 39,892,896 shares of common stock into which our preferred stock held by Westar is convertible, subject to the terms of the shareholder agreement.

  We and our officers and directors have agreed that, subject to limited exceptions, for a period of 90 days from the date of the final prospectus filed in connection with the Public Offering, we and they will not, without the prior written consent of Banc of America Securities LLC, UBS Warburg LLC and J.P. Morgan Securities Inc., the representatives of the underwriters of the Public Offering, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock. However, the representatives, in their sole discretion, may release any of the securities subject to lock-up agreements at any time and without notice. In addition, Westar has agreed that it will not engage in any transactions involving our securities, other than our previously announced proposed repurchase, of up to $250 million of Series A convertible preferred stock from Westar, for a period beginning on January 9, 2003 and ending on the later of (1) February 28, 2003 and (2) (a) 90 days from the closing of the repurchase and exchange transactions with Westar, if the aggregate amount of Series A convertible preferred stock repurchased is less than $200,000,000, or (b) 180 days from the closing of the repurchase and exchange transactions with Westar, if the aggregate amount of Series A convertible preferred stock repurchased is equal to or greater than $200,000,000. If we do not complete the Public Offering by February 28, 2003, then the lock-up will expire as of that date and Westar may sell its ONEOK stake as described below.

   We have agreed to register for resale, within 60 days from the date the repurchase and exchange transactions with Westar are completed, all of the shares of our common stock held by Westar, as well as all of the shares of our Series D convertible preferred stock issued in the exchange and all the shares of our common stock issuable upon conversion of those shares of Series D convertible preferred stock. The shares of our common stock held by Westar, including shares of common stock issuable upon conversion of our Series D convertible preferred stock, will be generally available for sale at any time, subject to the provisions of the new shareholder agreement and the new registration rights agreement, following the expiration of the lock-up period applicable to Westar. See the information set forth in our current report on Form 8-K dated January 9, 2003.

   In the event the repurchase and exchange transactions with Westar are not consummated, Westar may sell its ONEOK stock without being subject to any of the transfer limitations in the current shareholder agreement at any time after the expiration of the lock-up period applicable to Westar and prior to September 30, 2003. After September 30, 2003, Westar will again be subject to the transfer restrictions imposed by the current shareholder agreement. In addition, Westar has registration rights under the current registration rights agreement that could allow it or its affiliates to sell its shares freely through a further registration statement filed under the Securities Act of 1933.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               ONEOK, Inc.



Date:  January 14, 2003                     By: /s/ John A. Gaberino, Jr.
                                               -------------------------
                                                John A. Gaberino, Jr.
                                                Senior Vice President, General
                                                Counsel and Corporate Secretary

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